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                                                                     Exhibit 1.1



                           [_______________] Shares

                          AGILENT TECHNOLOGIES, INC.

                    COMMON STOCK, PAR VALUE $0.01 PER SHARE



                            UNDERWRITING AGREEMENT



[__________], 1999
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                                                           [_____________], 1999



Morgan Stanley & Co. Incorporated
Goldman, Sachs & Co.
Bear, Stearns & Co. Inc.
Credit Suisse First Boston Corporation
J.P. Morgan & Co., Inc.
Lehman Brothers Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Salomon Smith Barney Inc.
SG Cowen Securities Corporation
c/o Morgan Stanley & Co. Incorporated
   1585 Broadway
   New York, New York  10036

Morgan Stanley & Co. International Limited
Goldman Sachs International
Bear, Stearns International Limited
Credit Suisse First Boston Limited
J.P. Morgan Securities Limited
Lehman Brothers International (Europe)
Merrill Lynch International
Salomon Smith Barney Inc.
Societe Generale
c/o Morgan Stanley & Co. International Limited
   25 Cabot Square
   Canary Wharf
   London E14 4QA
   England


Dear Sirs and Mesdames:

          Agilent Technologies, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to the several Underwriters (as defined below) [__________] shares of its Common Stock, par value $0.01 per share (the "Firm Shares").

          It is understood that, subject to the conditions hereinafter stated, [_________] Firm Shares (the "U.S. Firm Shares") will be sold to the several U.S. Underwriters named in

Schedule I hereto (the "U.S. Underwriters") in connection with the offering and sale of such U.S. Firm Shares in the United States and Canada to United States and Canadian Persons (as such terms are defined in the Agreement Between U.S. and International Underwriters of even date herewith), and [________] Firm Shares (the "International Shares") will be sold to the several International Underwriters named in Schedule II hereto (the "International Underwriters") in connection with the offering and sale of such International Shares outside the United States and Canada to persons other than United States and Canadian Persons. Morgan Stanley & Co. Incorporated and Goldman, Sachs & Co. shall act as representatives (the "U.S. Representatives") of the several U.S. Underwriters, and Morgan Stanley & Co. International Limited and Goldman Sachs International shall act as representatives (the "International Representatives") of the several International Underwriters. The U.S. Underwriters and the International Underwriters are hereinafter collectively referred to as the Underwriters.

          The Company also proposes to issue and sell to the several U.S. Underwriters not more than an additional [________] shares of its Common Stock, par value $0.01 per share (the "Additional Shares"), if and to the extent that the U.S. Representatives shall have determined to exercise, on behalf of the U.S. Underwriters, the right to purchase such shares of common stock granted to the U.S. Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares". The shares of Common Stock, par value $0.01 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "Common Stock".

          The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement relating to the Shares. The registration statement contains two prospectuses to be used in connection with the offering and sale of the Shares: the U.S. prospectus, to be used in connection with the offering and sale of Shares in the United States and Canada to United States and Canadian Persons, and the international prospectus, to be used in connection with the offering and sale of Shares outside the United States and Canada to persons other than United States and Canadian Persons. The international prospectus is identical to the U.S. prospectus except for the outside front cover page. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "Securities Act"), is hereinafter referred to as the "Registration Statement"; the U.S. prospectus and the international prospectus in the respective forms first used to confirm sales of Shares are hereinafter collectively referred to as the "Prospectus". If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement. References herein to the subsidiaries of Hewlett-Packard Company ("Hewlett-Packard") do not include the Company and its subsidiaries. As used herein, "Significant Subsidiaries" shall mean those subsidiaries of the Company named in Schedule III hereto, and references to subsidiaries of the Company shall include the Significant Subsidiaries.

          1. Representations and Warranties. The Company represents and warrants to and agrees with each of the Underwriters that:

               (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

               (b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

               (c) Except in each case as described in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) neither the Company nor any Significant Subsidiary has incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock; and (iii) there has not been any material change in the capital stock of the Company or any Significant Subsidiary or in the consolidated short-term debt or long-term debt of the Company and its subsidiaries.

               (d) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

               (e) Each Significant Subsidiary has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each Significant Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

               (f) The subsidiaries of the Company listed on Schedule III hereto are the only subsidiaries of the Company that (i) are "significant subsidiaries" as that term is defined in Rule 1-02(w)(1) or (2) (but excluding clause (3)) of Regulation S-X, or (ii) had a net book value, as of April 30, 1999, in excess of 10% of the consolidated net book value of the Company and its subsidiaries.

               (g) The Company and each Significant Subsidiary possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except to the extent that the failure to possess such certificates, authorizations or permits would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; and neither the Company nor any Significant Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit, with respect to which there is a reasonable possibility of any unfavorable decision, ruling or finding that, singly or in the aggregate, would result in a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described the Prospectus.

               (h) This Agreement has been duly authorized, executed and delivered by the Company.

               (i) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

               (j) The shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and nonassessable.

               (k) The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

               (l) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene

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     (i) any provision of applicable law or the certificate of incorporation or bylaws of the Company or (ii) any agreement or other instrument binding upon the Company or any Significant Subsidiary that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Significant Subsidiary, except, in the case of this clause (ii), for any such contravention that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

               (m) There has not occurred any material adverse change, or any development reasonably likely to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

               (n) There are no legal or governmental proceedings pending or, to the Company's knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

               (o) Each preliminary prospectus filed on or after October 22, 1999 as part of the registration statement or any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

               (p) Each of (i) the Master Separation and Distribution Agreement dated as of August 12, 1999 between the Company and Hewlett-Packard, (ii) the General Assignment and Assumption Agreement, (iii) the Master Technology Ownership and License Agreement, (iv) the Master Patent Ownership and License Agreement, (v) the Master Trademark Ownership and License Agreement, (vi) the ICBD Technology Ownership and License Agreement, (vii) the Employee Matters Agreement, (viii) the Tax Sharing Agreement, (ix) the Master IT Service Level Agreement, (x) the Real Estate Agreement, (xi) the Environmental Matters Agreement, (xii) the Master Confidential Disclosure Agreement and (xiii) the Indemnification and Insurance Matters Agreement, each agreement referred to in clauses (ii) through (xiii) dated as of November [1], 1999 and each between the Company and Hewlett-Packard (the agreements referred to in clauses (i) through (xiii) of this paragraph (o) are collectively referred to herein as the "Intercompany

     Agreements"), has been duly authorized, executed and delivered by the Company, is in full force and effect, and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (1) judicial principles limiting the availability of specific performance, injunctive relief and other equitable remedies; (2) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally; and (3) limitations on the enforceability of certain indemnification provisions of the Indemnification and Insurance Matters Agreement under applicable laws.

               (q) The execution, delivery and performance by the Company of each of the Intercompany Agreements will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any Significant Subsidiary is bound or to which the Company or any Significant Subsidiary is subject, nor will such actions result in any violation of any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any Significant Subsidiary or any of their properties or assets (except in each case for such conflicts, breaches, violations and defaults as would not have a material adverse effect on the Company and its subsidiaries, taken as a whole); nor will such actions result in any violation of any provision of applicable law or of the certificate of incorporation or bylaws of the Company; and no consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body is required for the execution and delivery by the Company of, and compliance by the Company with, the provisions of each of the Intercompany Agreements, except such as shall have been obtained or waived or that, if not obtained or waived, would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

               (r) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

               (s) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, except to the extent that the failure to own or possess or the inability to acquire any of the foregoing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

               (t) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; and any material real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, in each case except as described in the Prospectus.

               (u) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

               (v) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

               (w) No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent.

               (x) The Company and its subsidiaries, taken as a whole, are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Prospectus.

               (y) The Company and its subsidiaries, taken as a whole, maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

               (z) The Company has reviewed its operations and that of its subsidiaries to evaluate the extent to which the business or operations of the Company or any of its subsidiaries will be affected by the Year 2000 Problem (that is, any significant risk that computer hardware or software applications used by the Company and its subsidiaries will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000); as a result of such review, (i) the Company has no reason to believe, and does not believe, that (A) there are any issues related to the Company's preparedness to address the Year 2000 Problem that are of a character required to be described or referred to in the Registration Statement or Prospectus which have not been accurately described in the Registration Statement or Prospectus and (B) the Year 2000 Problem will have a material adverse effect on the Company and its subsidiaries, taken as a whole, or result in any material loss or interference with the business or operations of the Company and its subsidiaries, taken as a whole; and (ii) the Company and its subsidiaries have taken reasonable measures to determine whether critical suppliers, vendors, customers and other material third parties used or served by the Company and such subsidiaries are addressing or will address the Year 2000 Problem in a timely manner; and the Company and such subsidiaries have developed contingency plans reasonably designed to address the failure of any such supplier, vendor, customer or third party to address the Year 2000 Problem in a timely manner, except to the extent that any such failure would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business or operations of the Company and its subsidiaries, taken as a whole.

               (aa) Except as described in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

          2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Firm Shares set forth in Schedules I and II hereto opposite its names at U.S.$[_____] a share ("Purchase Price").

          On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the U.S. Underwriters the Additional Shares, and the U.S. Underwriters shall have a one-time right to purchase, severally and not jointly, up to [________]
Additional Shares at the Purchase Price.   If the U.S. Representatives, on
behalf of the U.S. Underwriters, elect to exercise such option, the U.S. Representatives shall so notify the Company in writing not later than 30 days after the date of this Agreement, which notice shall specify the number of Additional Shares to be purchased by the U.S. Underwriters and the date on which such shares are to be purchased. Such date may be the same as the Closing Date (as defined below) but not earlier than the Closing Date or, if after the Closing Date, not earlier than three business days after the date of the notice or later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering overallotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each U.S. Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the U.S. Representatives may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of U.S. Firm Shares set forth in Schedule I hereto opposite the name of such U.S. Underwriter bears to the total number of U.S. Firm Shares.

          The Company hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the Shares to be sold hereunder; (b) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant (1) outstanding on the date hereof of which the Underwriters have been advised in writing or (2) to be assumed by the Company pursuant to any Intercompany Agreement; (c) the issuance by the Company of shares of Common Stock upon the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing; (d) the issuance by the Company of shares of restricted Common Stock as described in the Prospectus; (e) the issuance by the Company of shares of Common Stock pursuant to its Employee Stock Purchase Plan, as such plan exists on the date hereof; (f) the issuance by the

Company of any shares of Common Stock in connection with any acquisition of or merger with another company or the acquisition of assets, provided in the case of this clause (f) that each recipient of any such shares of Common Stock so issued in any such acquisition or merger shall agree in writing for the benefit of the Underwriters, in form and substance reasonably satisfactory to Morgan Stanley & Co. Incorporated on behalf of the Underwriters, that all such shares of Common Stock shall remain subject to restrictions identical to those contained in this first sentence of this paragraph for the remainder of the period for which the Company is bound; or (g) the granting of stock options or restricted stock units pursuant to any Company employee benefit or director stock plan existing on the date hereof, provided in the case of this clause (g) that any such options do not become exercisable and any such restricted stock units do not vest during such 180-day period.

          3. Terms of Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Shares are to be offered to the public initially at U.S.$[___] a share (the "Public Offering Price") and to certain dealers selected by you at a price that represents a concession not in excess of U.S.$[___] a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of U.S.$[___] a share, to any Underwriter or to certain other dealers.

          4. Payment and Delivery. Payment for the Firm Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on [______], 1999, or at such other time on the same or such other date, not later than [five days], 1999, as
shall be designated in writing by you.   The time and date of such payment are
hereinafter referred to as the "Closing Date".

          Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the notice described in Section 2 or at such other time on the same or on such other date, in any event not later than [ten days after option expires], 1999, as
shall be designated in writing by the U.S. Representatives.   The time and date
of such payment are hereinafter referred to as the "Option Closing Date".

          Certificates for the Firm Shares and Additional Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and Additional Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

          5. Conditions to the Underwriters' Obligations. The obligations of the Company to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than 4:00 p.m. (New York City time) on the date hereof.

          The several obligations of the Underwriters are subject to the following further conditions:

               (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

                    (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

                    (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

               (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

               The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

               (c) The Underwriters shall have received on the Closing Date an opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, outside counsel for the Company, dated the Closing Date, to the effect that:

                    (i) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, and has the corporate power and authority to own or lease its property and to conduct its business as described in the Prospectus;

                    (ii) the authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in the Prospectus under the caption "Description of Capital Stock";

                    (iii) the Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable, and the issuance of such Shares will not be subject to any preemptive rights arising under the Company's certificate of incorporation or bylaws or under Delaware law or, to such counsel's knowledge, any similar rights;

                    (iv) this Agreement has been duly authorized, executed and delivered by the Company;

                    (v) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene (a) any provision of applicable law or the certificate of incorporation or bylaws of the Company, or, (b) any agreement or instrument identified a schedule attached to such opinion that is binding upon the Company or any Significant Subsidiary (except for such contraventions as would not have a material adverse effect on the Company and its subsidiaries, taken as a whole), or (c) to such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Significant Subsidiary; and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except (i) such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares by the U.S. Underwriters and
          (ii) to the extent that the failure to obtain any such consent, approval, authorization, order or qualification would not have (a) a material adverse effect on the Company and its subsidiaries, taken as a whole, or (b) an adverse effect on the issue and sale of the Shares hereunder or the consummation by the Company of the transactions contemplated by this Agreement;

                    (vi) the statements (A) in the Prospectus under the captions "Arrangements Between Agilent and Hewlett-Packard", "Management --Incentive Plans", "Material United States Federal Income Tax Consequences to

          Non-United States Holders", "Description of Capital Stock" and "Underwriters" (to the extent of the description of this Agreement) and (B) in the Registration Statement in Items 14 and 15, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

                    (vii) each of the Intercompany Agreements has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms;

                    (viii) the compliance by the Company with the provisions of each of the Intercompany Agreements will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any agreement or instrument identified on a schedule attached to such opinion hereto that is binding on the Company or any Significant Subsidiary, nor will such actions result in any violation of any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any Significant Subsidiary or any of their properties or assets (except for such conflicts, breaches, violations and defaults as would not have a material adverse effect on the Company and its subsidiaries, taken as a whole); nor will such actions result in any violation of any provision of applicable law or of the certificate of incorporation or bylaws of the Company;

                    (ix) no consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over the Company or any of its properties or assets is required for the execution and delivery by the Company of, and compliance by the Company with, the provisions of each of the Intercompany Agreements, except such as shall have been obtained or waived or that, if not obtained or waived, would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

                    (x) to such counsel's knowledge, there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

                    (xi) the Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended; and

                    (xii) the Registration Statement and Prospectus (except for financial statements and schedules and other financial and statistical data included therein as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

          In addition, such counsel shall state that in addition to rendering legal advice and assistance to the Company in the course of the preparation of the Registration Statement and the Prospectus, involving, among other things, discussions and inquiries concerning various legal matters and the review of certain corporate records, documents and proceedings (in addition to those described in such opinion), such counsel also participated in conferences with certain officers and other representatives of the Company, including its independent certified public accountants and with the Underwriters and their counsel, at which the contents of the Registration Statement and the Prospectus and related matters were discussed; provided, however, that such counsel may state that, except to the extent set forth in paragraphs (ii) and (vi) of this Section 5(c), they have not independently verified the accuracy, completeness or fairness of the information contained in the Registration Statement and Prospectus.

          Such counsel shall also state that based upon its participation as described in the preceding paragraph, they confirm that they have no reason to believe that (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) (A) the Registration Statement and the prospectus included therein at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (B) the Prospectus when issued contained, or as of the date such opinion is delivered contains, any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          In rendering such opinion, such counsel may state that their opinion is limited to the federal laws of the United States and the laws of the States of California and Delaware.

               (d) The Underwriters shall have received on the Closing Date an opinion of D. Craig Nordlund, General Counsel of the Company, dated the Closing Date, to the effect that:

                    (i) the Company is duly qualified to transact business as a foreign corporation under the corporation laws of, and is in good standing as such in, each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

                    (ii) each Significant Subsidiary has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own or lease its property and to conduct its business as described in the Prospectus and is duly qualified to transact business as a foreign corporation under the corporation laws of, and is in good standing as such in, each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

                    (iii) the shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and nonassessable;

                    (iv) all of the issued shares of capital stock of each Significant Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors' qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims; and

                    (v) to such counsel's knowledge, there are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described.

          Opinions (ii) and (iv) of this Section 5(d) may be delivered by local counsel reasonably satisfactory to counsel for the Underwriters in form and substance reasonably satisfactory to counsel for the Underwriters, or, with respect to such opinions, Mr. Nordlund may rely upon opinions of local counsel, provided that he shall state that he believes that both you and he are justified in relying on such opinions.

               (e) The Underwriters shall have received on the Closing Date an opinion of Ann Baskins, associate general counsel of Hewlett-Packard, dated the Closing Date, to the effect that:

                    (i) each of the Intercompany Agreements has been duly authorized, executed and delivered by Hewlett-Packard and constitutes a valid and binding obligation of Hewlett-Packard, enforceable against Hewlett-Packard in accordance with its terms;

                    (ii) the compliance by Hewlett-Packard with the provisions of each of the Intercompany Agreements will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any agreement or instrument identified on a Schedule attached to such opinion that is binding on Hewlett-Packard or any of its "significant subsidiaries" (as that term is defined in Rule 1-02 of Regulation S-X) (other than the Company); nor will such actions result in any violation of any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over Hewlett-Packard or any such subsidiary or any of their properties or assets; nor will such actions result in any violation of any provision of applicable law (except in each case for such conflicts, breaches, violations and defaults as would not have a material adverse effect on the Company and its subsidiaries, taken as a whole); nor will such actions result in any violation of any provision of the certificate of incorporation or bylaws of Hewlett-Packard; and

                    (iii) no consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over Hewlett-Packard or any of its subsidiaries or any of their properties or assets is required for the execution and delivery by Hewlett-Packard of, and compliance by Hewlett-Packard with, the provisions of each of the Intercompany Agreements, except such as shall have been obtained or waived or that, if not obtained or waived, would not have a material adverse effect on the separation of the Company's businesses from those of Hewlett-Packard as described in the Prospectus or on the ability of the Company and the Underwriters to consummate the offering contemplated hereby.

          In rendering such opinion, such counsel may state that her opinion is limited to the federal laws of the United States and the laws of the States of California and Delaware.

               (f) The Underwriters shall have received on the Closing Date opinions of Caron & Stevens/Baker & McKenzie with respect to Agilent Europe B.V., Freshfields with respect to Agilent Japan, Ltd., [__________] with respect to Agilent Technologies Sales (Malaysia) Sdn Bhd and [__________] with respect to [Agilent Singapore], in the form of Exhibits B, C, D and E hereto, to the effect that:

               (i) the [Master Local Transfer Agreement] to which such subsidiary of the Company is a party constitutes a valid and binding obligation of each of the parties thereto, enforceable against each of the parties thereto in accordance with its terms;

               (ii) no consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over any of the parties to such [Master Local Transfer Agreement] or any of their properties or assets is required for the execution and delivery by such parties of, and compliance by such parties with, the provisions of such [Master Local Transfer Agreement], except such as shall have been obtained or waived or that, if not obtained or waived, would not have a material adverse effect on the separation of the business of such subsidiary of the Company from those of Hewlett-Packard as contemplated by such [Master Local Transfer Agreement]; and

               (iii) the compliance by the parties to such [Master Local Transfer Agreement] with the provisions of such [Master Local Transfer Agreement] will not result in any violation of any provision of applicable law.

               The opinions of Wilson Sonsini Goodrich & Rosati, Professional Corporation, Mr. Nordlund and Ms. Baskins described in Sections 5(c), 5(d) and 5(e) above, and the opinions of local counsel described in Section 5(f) above, shall be rendered to the Underwriters at the request of the Company and shall so state therein.

               (g) The Underwriters shall have received on the Closing Date an opinion of Shearman & Sterling, counsel for the Underwriters, dated the Closing Date, in form and substance satisfactory to you.

               (h) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from PricewaterhouseCoopers LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

               (i) The "lockup" agreements, each substantially in the form of Exhibit A hereto, between you and Hewlett-Packard and between you and the executive officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

               (j) The Common Stock shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

               (k) You shall have received such other documents and certificates as are reasonably requested by you or your counsel.

          The several obligations of the U.S. Underwriters to purchase Additional Shares hereunder are subject to the delivery to the U.S. Representatives on the Option Closing Date of such documents as they may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares and other matters related to the issuance of the Additional Shares.

          6    Covenants of the Company.  In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

               (a) To furnish to you, without charge, five signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in
     Section 6(c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

               (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

               (c) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

               (d) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

               (e) To make generally available to the Company's security holders and to you as soon as practicable an earning statement covering the twelve-month period ending October 31, 2001 that satisfies the provisions of
     Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

               (f) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc., (v) all costs and expenses in connection with any offer and sale of the Shares outside of the United States, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with offers and sales outside the United States, (vi) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to listing the Shares on the NYSE, (vii) the cost of printing certificates representing the Shares, (viii) the costs and charges of any transfer agent, registrar or depositary, (ix) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 7 entitled "Indemnity and Contribution", and the last paragraph of Section 9 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

          7    Indemnity and Contribution.  (a)  The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or
Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 6(a) hereof.

          (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

          (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b), such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated, in the case of parties indemnified pursuant to Section 7(a), and by the Company, in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (d) To the extent the indemnification provided for in Section 7(a) or 7(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 7(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

          (e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with
investigating or defending any such action or claim.   Notwithstanding the
provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission
or alleged omission.   No person guilty of fraudulent misrepresentation (within
the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent
misrepresentation.   The remedies provided for in this Section 7 are not
exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

          (f) The indemnity and contribution provisions contained in this
Section 7 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

          8 Termination. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the

Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses 8(a)(i) through 8(a)(iv), such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

          9    Effectiveness; Defaulting Underwriters.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

          If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I or Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 9 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the
Company.   In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

          If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

          10   Counterparts.  This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          11   Applicable Law.  This Agreement shall be governed by and
construed in accordance with the internal laws of the State of New York.



                            [Signature Page Follows]

          12   Headings.  The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                                    Very truly yours,

                                    AGILENT TECHNOLOGIES, INC.

                                    By:_______________________
                                       Name:
                                       Title:
Accepted as of the date hereof:
MORGAN STANLEY & CO. INCORPORATED
GOLDMAN, SACHS & CO.
BEAR, STEARNS & CO. INC.
CREDIT SUISSE FIRST BOSTON CORPORATION
J.P. MORGAN & CO., INC.
LEHMAN BROTHERS INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
SALOMON SMITH BARNEY INC.
SG COWEN SECURITIES CORPORATION
Acting severally on behalf of themselves
 and the several U.S. Underwriters
 named in Schedule I hereto.

By: Morgan Stanley & Co. Incorporated

By:___________________________
 Name:
 Title:

MORGAN STANLEY & CO. INTERNATIONAL LIMITED
GOLDMAN SACHS INTERNATIONAL
BEAR, STEARNS INTERNATIONAL LIMITED
CREDIT SUISSE FIRST BOSTON LIMITED
J.P. MORGAN SECURITIES LIMITED
LEHMAN BROTHERS INTERNATIONAL (EUROPE)
MERRILL LYNCH INTERNATIONAL
SALOMON SMITH BARNEY INC.
SOCIETE GENERALE
Acting severally on behalf of themselves and the several International Underwriters named in Schedule II hereto.

By: Morgan Stanley & Co. International Limited

By: ____________________________
    Name:
    Title:

                                                                      SCHEDULE I

                               U.S. UNDERWRITERS


                                                                                Number of
                                                                               Firm Shares
Underwriter                                                                  To Be Purchased
--------------                                                               ---------------
Morgan Stanley & Co. Incorporated......................

Goldman, Sachs & Co....................................

Bear, Stearns & Co. Inc................................

Credit Suisse First Boston Corporation.................

J.P. Morgan & Co., Inc.................................

Lehman Brothers Inc....................................

Merrill Lynch, Pierce, Fenner & Smith Incorporated.....

Salomon Smith Barney Inc...............................

SG Cowen Securities Corporation........................

[NAMES OF OTHER U.S. UNDERWRITERS]

Total U.S. Firm Shares.................................

                                                                     SCHEDULE II

                           INTERNATIONAL UNDERWRITERS

                                                                                Number of
                                                                               Firm Shares
Underwriter                                                                  To Be Purchased
--------------                                                               ---------------
Morgan Stanley & Co. International Limited...................

Goldman Sachs International..................................

Bear, Stearns International Limited..........................

Credit Suisse First Boston Limited...........................

J.P. Morgan Securities Limited...............................

Lehman Brothers International (Europe).......................

Merrill Lynch International..................................

Salomon Smith Barney Inc.....................................

Societe Generale.............................................

[NAMES OF OTHER INTERNATIONAL UNDERWRITERS]

Total International Firm Shares..............................

                                                                    SCHEDULE III

                            Significant Subsidiaries
                            ------------------------

                           Agilent World Trade, Inc.
                              Agilent Europe B.V.
                              Agilent Japan, Ltd.

                                                                     EXHIBIT A

                          [FORM OF LOCK-UP LETTER]